UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2020

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC
Series W Warrants to Purchase Common Stock	PAVMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01.	Regulation FD Disclosure.

On February 11, 2020, PAVmed Inc. (the “Company”) issued a press release announcing that the Company’s majority owned subsidiary, Lucid Diagnostics Inc., has received Breakthrough Device designation from the U.S. Food and Drug Administration for its EsoGuard™ Esophageal DNA Test on esophageal samples collected using its EsoCheck™ Cell Collection Device in a prevalent well-defined group of patients at elevated risk for esophageal dysplasia due to chronic gastroesophageal reflux disease. Attached as Exhibit 99.1 to this Current Report is a copy of the press release, which is incorporated herein by reference.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2020
PAVMED INC.

	By:	/s/ Dennis M. McGrath
Dennis M. McGrath
President and Chief Financial Officer